EX-FILING FEES

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Forethought Life Insurance Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Other	Registered Indexed Linked Annuity Contract and interests therein	457(o)	N/A	N/A	$3,499,000,000	$92.70 per $1,000,000	$324,357.30
Fees Previously Paid	Other	Registered Indexed Linked Annuity Contract and interests therein	457(o)	N/A	N/A	$1,000,000		$109.10
Total Offering Amounts						$3,500,000,000		$324,466.40
Total Fees Previously Paid								$109.10
Total Fee Offsets								$62,250.00
Net Fee Due								$262,107.30

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Commonwealth Annuity and Life Insurance Company	Form S-1	333-222722(1)	1/26/2018		$62,250.00	Other	Individual Contingent Deferred Annuity Contracts	$500,000,000	$500,000,000
Fee Offset Sources	Commonwealth Annuity and Life Insurance Company	Form S-1	333-222722(1)		1/26/2018						$62,250.00

(1)	Pursuant to Rule 457(p) under the Securities Act, $62,250.00 of the registration fee due in connection with this filing is hereby offset by the same amount in registration fees previously paid in connection with the registration statement of Commonwealth Annuity and Life Insurance Company on Form S-1 (333-222722), which was initially filed on January 26, 2018 and withdrawn prior to the date of effectiveness pursuant to a request filed on June 11, 2021. Forethought Life Insurance Company is a wholly-owned subsidiary of Commonwealth Annuity and Life Insurance Company. No securities were sold with respect to the withdrawn registration statement.